Exhibit 99.1

Fiscal 2016 Stockholder Meeting December 8 th , 2016

Safe Harbor Statement 2 This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward - looking statements are based on current expectations and are indicated by words or phrases such as “anticipate, “estimate,” “expect,” “project,” “plan,” “we believe,” “will,” “would” and similar words or phrases, and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward - looking statements. Detailed information concerning those risks and uncertainties are readily available in the Company’s filings with the U.S. Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise. Where indicated, certain financial information herein has been presented on a non - GAAP basis. This basis adjusts for items that management believes are not indicative of the Company’s underlying operating performance. These measures may not be directly comparable to similar measures used by other companies and should not be considered a substitute for performance measures in accordance with GAAP such as Operating income and Net income. Additionally, a reconciliation of forward - looking non - GAAP financial measures to the most directly comparable GAAP financial measures is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the peri ods in which the non - GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, acquisition and integration related expenses, asset impairments and the tax effect of all such items. As previously stated, the Company has historically excluded these items from its non - GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non - GAAP financial measures and may also exclude other items that may arise (collectively, “non - GAAP adjustments”). The decisions and events that typically lead to the recognition of non - GAAP adjustments, such as actions under the Company's Change for Growth program, or acquisition and integration expenses, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. Reference should be made to the information herein, or to our earnings releases for the fiscal years ended July 30, 2016 and July 25, 2015, which were filed in a Current Report on Form 8 - K dated September 19, 2016 and September 16, 2015, respectively, for the nature of such adjustments and for a reconciliation of such non - GAAP measures to the Company’s financial results prepared in accordance with GAAP .

($M) Fiscal 2016 Fiscal 2015 Inc / (dec) Fiscal 2014 Net Sales 6,995 4,803 46% 4,791 Total Comp (5%) (1%) 0% Gross Margin 3,929 2,669 47% 2,660 % Net Sales 56.2% 55.6% 60bp 55.5% Operating Income 94 (235) N / M 211 % Net Sales 1.3% (4.9%) 620bp 4.4% Diluted EPS ($) (0.06) (1.46) N / M 0.81 Total Company Fiscal 2016 Financial Highlights – GAAP 3

Fiscal 2016 Financial Highlights – non - GAAP – legacy brands 4 ($M) Fiscal 2016 Fiscal 2015 Inc / (dec) Fiscal 2014 Net Sales 4,582 4,803 (5%) 4,791 Total Comp (5%) (1%) 0% Gross Margin 2,682 2,670 0% 2,660 % Net Sales 58.5% 55.6% 290bp 55.5% EBITDA 362 374 (3%) 438 % Net Sales 7.9% 7.8% 10bp 9.2% Operating Income 131 162 (19%) 253 % Net Sales 2.9% 3.4% (50) bp 5.3% LEGACY ASNA Brands (a) For improved year - over - year comparability, Fiscal 2016 results shown exclude results from ANN INC. (acquired on August 21, 2015) and the 53 rd calendar week recorded by the Company during Fiscal 2016. Please reference our Fiscal 2016 earnings release filed in a Current Report dated Form 8 - K on September 19, 2016 for more information. (a)

Hindsight on Fiscal 2016 priorities » Eliminated redundant public company structure » Ahead of synergy capture timeline – $55M realized in FY16 vs. $27M plan; $90M expected in FY17 – Fully integrated ecommerce fulfillment in less than 12 months – Initiated integration of brick and mortar distribution (ATFS) » Leveraging omni - channel knowledge base to support legacy ASNA platform rollout » Integrate ANN INC. / leverage platform model 5

Hindsight on Fiscal 2016 priorities » Integrate ANN INC. / leverage platform model » Control the controllables » Continued gross margin rate improvement – All five legacy brands up to prior year – Justice rate recovery » Significant working capital improvement through reduced inventory levels » Well - managed operating expense 6

Hindsight on Fiscal 2016 priorities » Integrate ANN INC. / leverage platform model » Control the controllables » Capital allocation / free cash flow / balance sheet » Significantly reduced legacy capex (a) » Final year of omni - channel platform and enterprise facilities investments » Paid down ~10% of $1.8B term loan in less than 12 months (b) » Share repurchases totaling $19 million » Debt to EBITDA of 2.5x (b) (a) Excludes integration capital associated with ANN acquisition (b) Includes the impact of $100 million amortization payment on 8/1 7

Fiscal 2017 priorities » Fashion execution and customer experience » ANN integration completion » O mni - channel platform rollout » Balance sheet / free cash flow » Change for Growth enterprise transformation 8